EXHIBIT 99.2

RIVERSTONE NETWORKS APPOINTS FINANCIAL VETERAN ROGER BARNES AS NEW

CHIEF FINANCIAL OFFICER

SANTA CLARA, Calif., October 21, 2003—Riverstone Networks (RSTN.PK) today announced Roger A. Barnes has joined the company as its new Executive Vice President and Chief Financial Officer. Barnes, who has more than 25 years of corporate leadership and financial management experience, will assist Riverstone’s executive team in implementing a globally focused market and business strategy.

“Roger’s experience in navigating the complexities of international finance, business operations, financial reporting, and turnaround management for a number of both publicly held and venture backed high-technology companies over the past 25 years will be absolutely crucial to Riverstone as we move forward,” President and Chief Executive Officer Oscar Rodriguez said. “He and I look forward to working together as Riverstone enters a new phase in its history.”

Prior to joining Riverstone, Barnes was Senior Vice President and Chief Financial Officer at Solid Information Technology, an international distributed data management company based in Mountain View, CA. During his tenure there, he restructured the company’s finance and operations organizations, secured venture financing, and was instrumental in the planning and implementation of that company’s drive toward profitability.

Previously, Barnes was Chief Financial Officer for Cylink Corporation, Santa Clara, CA (NASDAQ: CYLK), Senior Vice President and Chief Financial Officer at Evolving Systems, Inc., Englewood, CO (NASDAQ: EVOL), and President and Chief Executive Officer at Formida Software Corporation, San Jose, CA. Barnes began his career with KPMG Peat Marwick where he was a Certified Public Accountant in the firm’s audit practice.

“I am very pleased to be working with Oscar and the rest of the Riverstone executive management team,” Barnes said. “The telecommunications and networking industries are facing new challenges both in terms of technology and in how companies such as ours conduct their global operations. I believe Riverstone has the best people in place to succeed on both counts, and I look forward to contributing to that success.”

Barnes holds a degree in Business Administration from the University of Nebraska.

Riverstone Networks

Riverstone Networks, Inc. (RSTN.PK) provides carrier class switches and routers for mission critical networks. From the metropolitan edge to the campus network, Riverstone’s advanced technology delivers the control and reliability carriers, government organizations, educational institutions and large corporations require. Worldwide, operators of mission critical networks trust Riverstone. For more information, please visit www.riverstonenet.com.

Except for the historical information contained herein, the matters set forth in this press release, including expectations regarding the company’s strategy, prospects and future results, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the results and effect of the ongoing accounting practices review, changes in scope and nature of, and the outcome of, the Securities and Exchange Commission’s investigation regarding the company’s accounting practices, the ability of the company to file its Form 10-K and Form 10-Qs, whether the company’s outstanding convertible notes would be subject to accelerated repayment under the terms of the indenture governing the notes and the impact of any such repayment on the company or its business, the impact of any restatement on the company’s financial results, and the risks detailed from time to time in the company’s SEC reports, including its quarterly report on Form 10-Q for the period ended November 30, 2002 and amended current report on Form 8-K/A dated August 26, 2003. The company disclaims any intent or obligation to update or revise these forward-looking statements.

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.